SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2004

LANDRY’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22150	76-0405386
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South

Houston, TX 77027

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 850-1010

N/A

(Former name or former address, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated May 20, 2004

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Landry’s Restaurants, Inc. (NYSE: LNY – News), the second largest operator of casual dining seafood restaurants, will be presenting at the following upcoming conference:

•	Thomas Weisel Partners Growth Forum 6.0 Conference, June 15th at 4:55 PM CDT in Laguna, CA. The following is the link to hear the live webcast on the internet: http://www.veracast.com/webcasts/twp/growth-forum-2004/16211214.cfm

You may also locate the above listed webcast live on the Landry’s Restaurants, Inc. website (www.landrysrestaurants.com), in the Investor Relations section. The archived version of the web cast will be available for two weeks following the presentation.

Dated: June 15, 2004	Landry’s Restaurants, Inc.

	By:	/s/ Steven L. Scheinthal

Steven L. Scheinthal
Executive Vice President and General Counsel